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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 25, 2000
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                            JDA Software Group, Inc.
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               (Exact name of registrant as specified in charter)


     Delaware                          0-27876                   86-0787377
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(State or other jurisdiction         (Commission               (IRS Employer
   of incorporation)                 File Number)            Identification No.)


  14400 N. 87th Street, Scottsdale, AZ                          85260-3649
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code   (480) 308-3000
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          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

- On October 25, 2000, JDA Software Group, Inc. ("JDA") announced that its board of directors authorized a stock buy-back program of up to two million shares of its outstanding common stock. Under the share buy-back program, JDA may periodically repurchase shares on the open market at prevailing market prices or in privately negotiated transactions from time to time over the next twelve months. JDA's management will make purchase decisions based upon market conditions and other considerations. The repurchased shares will be held as treasury shares and used in part to reduce the dilution from JDA's stock option plans and employee stock purchase plans. JDA had approximately 24,550,000 shares outstanding as of October 24, 2000. JDA's press release announcing the share buy-back program is attached as Exhibit 99.1 to this report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

        Exhibit No.                                Description
         99.1                         Press Release dated October 25, 2000.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  JDA Software Group, Inc.





Date:  October 27, 2000                           By: /s/ Kristen L. Magnuson
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                                                      Kristen L. Magnuson
                                                      Senior Vice President and
                                                      Chief Financial Officer
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                                  EXHIBIT INDEX

    Exhibit No.                    Description

       99.1          Press Release dated October 25, 2000